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                    DEFINITIVE COPY OF INFORMATION STATEMENT
      As filed with Securities and Exchange Commission on December 4, 2001


                                                      Registration No. 2-66073



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C., 20549

                            SCHEDULE 14C INFORMATION

                                      under

                            Reg. Section 240.14c-101.

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of l934

Check the appropriate box:

{ }  Preliminary Information Statement

{X}  Definitive Information Statement

                             NRM INVESTMENT COMPANY
                 ---------------------------------------------
                  (Name of Registrant As Specified In Charter)

                     Edward Fackenthal, Assistant Secretary
              ----------------------------------------------------
              (Name of Person(s) Filing the Information Statement)



Payment of Filing Fee (Check the appropriate box):

No filing fee for this registered investment company is required by reason of the EDGAR amendments and Rule 301 of Regulation S-T.
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            OF NRM INVESTMENT COMPANY

                                December 28, 2001

         The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 28, 2001 at 9:00 a.m. Inquiries about the agenda for the meeting should be addressed to the Company's principal executive offices at Suite 112, Building 1, Rosemont Business Campus, 919 Conestoga Road, Rosemont, Pennsylvania 19010, or telephone 610 525 0904.

                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy.

         This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on December 7, 2001.

         Security Ownership of Certain Beneficial Owners and Management

         The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders. Table I shows the number of shares the directors own. Table II contains certain biographical information about the directors.

         Note that in addition to being directors, John H. McCoy is Chairman of the Board, President and Treasurer. Board member Francis J. Rainer is Secretary. George W. Connell is the principal officer of the Company's investment advisor, Rittenhouse Trust Company. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Connell has been a director since December 1992 and Mr. Fisher has been a director since December 2000.

         Information for Table I regarding the shares these individuals own was furnished by Promistar Trust Company, Johnstown Pa., the Company's administrator, transfer agent and provider of certain other services.

         The Company has issued one class of stock.

                                     Table I

Name and address                     No. of Shares     Percentage of Ownership
----------------                     -------------     -----------------------
John H. McCoy                          2,817,680              71.0%
1010 Broadmoor Road
Bryn Mawr, Pa 19010

Francis J. Rainer                        225,000               5.6%
2 Campus Blvd.
Newtown Square, Pa., 19073

Joseph V. Somers                         235,057               5.9%
1518 Mt. Pleasant Road
Villanova, PA 19085

George W. Connell                        153,511               3.6%
#2 Radnor Corporate Center
100 Matsonford Road
Radnor, PA  19087

James Fisher                              50,000               1.3%
1210 Rockcreek Road
Gladwyn, Pa., 19035












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                                    Table II

                                                          Principal Occupation
                                   Position                   During Past
Name                             with Registrant              Five Years
----                             ---------------              ----------
John H. McCoy(1)                   Director,             Presently retired;
                                   President             former President of
                                   Treasurer             National Rolling Mills,
                                                         Inc., a steel rolling
                                                         plant, since August
                                                         1979. Prior thereto, he
                                                         was President and
                                                         Director of National
                                                         Rolling Mills Co.
                                                         79 years old.

Joseph V. Somers                   Director              Presently retired;
                                                         former President of
                                                         Somers Construction
                                                         Company and Vice
                                                         President of Industrial
                                                         Lift Truck Co.
                                                         80 years old.

Francis J. Rainer                  Director              Former President of
                                                         Rainer & Company a
                                                         Professional C.P.A.
                                                         Corporation. He is also
                                                         a former Vice-Chairman
                                                         of the Board of
                                                         Delaware Valley Savings
                                                         Bank. 78 years old.

George W. Connell(2)                                     President, Director and
                                                         sole shareholder of
                                                         Rittenhouse Trust
                                                         Company, the invest-
                                                         advisor; Chief
                                                         Investment Officer of
                                                         Rittenhouse Financial
                                                         Securities, a register
                                                         brokerage dealer.
                                                         65 years old.

James Fisher                                             Former Vice President
                                                         of Sales, Steel
                                                         Division, National
                                                         Rolling Mills, Inc.;
                                                         prior thereto, Aluminum
                                                         Product Manager,
                                                         Edgecombe Steel.
                                                         80 years old.

--------
(1) John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 71% of the outstanding shares of the Company, is its chief executive officer and controls the company. Mr. Connell is the principal of the investment adviser for the Company and owns 3% of the Company's stock.
(2)  See footnote 1.

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         The Company except for $400 per directors' meeting attended does not compensate the officers and directors. During the fiscal year ending August 31, 2001 there were four quarterly meetings. All of the directors attended at least three of them. The Company has no audit, compensation, or nomination committees. It has no underwriter.

                           The Agenda for the Meeting

                        Announcements to the Shareholders

         The following are items of information expected to be announced to the shareholders; they will require no action.

                                  Annual Report

         The Company's annual report for the year ending August 31, 2001 was sent to shareholders of record on September 28, 2001; the Board and a representative of the Company's investment advisor will be present in person or by conference telephone to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on October 30, 2001. Any shareholder wishing a copy of the annual report may obtain the same without cost by calling counsel for the Company, collect, at (610) 279-3370.

                      Further Employment of Officers, Etc.

         Management will recommend to the Board, and the Board, if accepted, will announce its resolution to appoint (1) John H. McCoy, Jr. to the positions of president and treasurer; (2) Francis J. Rainer to the position of secretary;
(3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions for the ensuing year.

                       Status of Environmental Proceedings

         Counsel for the Company will report upon the Boarhead Farm environmental cleanup project.

                           Action by the Shareholders

                           Tabulation of Shareholders

         There are, as of the record date, 3,993,436 outstanding shares of the Company, held in one class by 129 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present at the meeting in person or by proxy and those attending by telephone conference, add the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:


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                              Election of Directors

         The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be existing board members John H. McCoy, Jr., Joseph V. Somers, Francis J. Rainer, George W. Connell, and James Fischer. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

         At the close of nominations, there will be an appointment of a judge of election, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

                            Reemployment of Auditors

         The board has reviewed the performance of Beard Miller Company, LLP, Harrisburg, Pennsylvania, as the Company's auditor for the fiscal year ending August 31, 2001 and will recommend to the shareholders that the firm be re-employed as the auditor for the fiscal year ending August 31, 2002.

                             Reemployment of Advisor

         From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company's investment advisor. On September 1, 1997 RFS was acquired by the John Nuveen Company. On October 7, 1997 the Company's Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company is qualified to act as an investment advisor for the Company under the Investment Advisors Act and the Investment Company Act. The assignment did not result in a change of actual control or management of the investment advisor, in that George W. Connell was the sole shareholder of RFS until acquired and remains the sole shareholder of Rittenhouse Trust Company. Through its own activities and that of its related companies, Rittenhouse Trust Company provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the advisor are at Suite 450, No. 3 Radnor Corporate Center, Radnor, Pa. 19087.

         Rittenhouse Trust Company has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of securities purchases and trading activity to meet the goals and objectives of the Board and shareholders. RTC'S officers have had 20 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Their experience of trading with a wide variety of Wall Street firms gives the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in-house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements.





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         Based upon the foregoing, the Board, has fully satisfied itself with the qualities of RTC. The last submission of the advisory contract to the shareholders was at the 2000 annual meeting taking place on December 19, 2000. The Board again submits the advisory contract to the shareholders. The advisor's principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

         The advisor furnishes investment advice to the Board, acting as an investment committee on a non-discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are expected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affiliated broker.

                         No Change in Investment Policy

         The Board will report to the shareholders that although the Company has the authority to invest up to one-half of its funds in securities other than municipal bonds, for the foreseeable future, it intends to stay fully invested in municipal bonds except for short-term cash position.

         The Company will entertain any other business which is properly presented to the shareholders.






                                          Edward Fackenthal
                                          Assistant Secretary























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